NSAR ITEM 77O
VK New York Quality Municipal Trust
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase
    1         New York City   Salmon Smith   2,000,000     0.35        2/8/01
                                 Barney






Underwriters for #1
Goldman, Sachs
Bear, Stearns Co. Inc.
Lehman Brothers
Ramirez & Co., Inc.
J.P. Morgan Securities
Dain Rauscher
Merrill Lynch
Roosevelt & Cross
Morgan Stanley Dean Witter
First Albany
PaineWebber Incorporated
Advest, Inc.